UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2010
BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)
Nevada	001-32904	20-4350483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 E. Rio Salado Parkway Suite 900 Tempe, AZ 85281
(Address of principal executive offices) (Zip Code)
(480) 253-0323 Registrant’s telephone number, including area code
15111 N. Hayden Rd., Suite 160, Scottsdale, Arizona 85260
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2010, we entered into a share cancellation/return to treasury agreement with Aaron Hall, our former officer and director.  Pursuant to the agreement, Mr. Hall has agreed to the return and cancel of 66,750,000 shares of our common stock currently held by him.  We did not provide Mr. Hall with any compensation for such cancellation. Post cancellation, Mr. Hall continues to hold 250,000 shares of common stock.

As of April 27, 2010, as a result of the foregoing cancellation, we currently have 72,735,714 issued and outstanding shares of common stock.  With the cancellation of Mr. Hall’s securities, Steve Rix, our current president and director now holds 41.25% of the issued and outstanding stock of our company.

Item 9.01	Financial Statements and Exhibits
10.1	Share Cancellation/Return to Treasury Agreement with Aaron Hall dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.

/s/ Steve Rix
Steve Rix
President and Director

Date:  April 30, 2010